Exhibit 16.1

January 29, 2026

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Re: GD Culture Group Limited

Dear Sir or Madam:

We have read the statements made by GD Culture Group Limited of its Form 8-K dated January 29, 2026.We agree with the statements concerning our firm in such Form 8-K; we are not in a position to agree or disagree with other statements of GD Culture Group Limited contained therein.

Very truly yours,

/s/ HTL International, LLC

HTL International, LLC

Houston, Texas

12 Greenway Plaza Suite 1100 | Houston, Texas 77046